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                                                                    EXHIBIT 99.4

                            [SIMPLEX SOLUTIONS LOGO]

PROXY                        SIMPLEX SOLUTIONS, INC.                       PROXY
                               521 Almanor Avenue
                               Sunnyvale, CA 94085

                SPECIAL MEETING OF STOCKHOLDERS ON JUNE 27, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Simplex Solutions, Inc., a Delaware corporation does (do) hereby constitute and appoint Penelope A. Herscher and Luis P. Buhler, and each of them, the true and lawful attorneys-in-fact of the undersigned with full power of substitution, to appear and act as the proxy or proxies of the undersigned at the Special Meeting of Stockholders of said corporation, to be held at 3410 Garrett Dr., Santa Clara, California 95054, on Thursday, June 27, 2002 at 10:00 a.m., local time, and at any continuation or adjournment thereof, and to vote all the shares of Simplex Solutions, Inc. standing in the name of the undersigned, or which the undersigned may be entitled to vote, as fully as the undersigned might or could do if personally present at the meeting.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated May 28, 2002. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of the Company, gives notice of such revocation.

         This proxy when properly executed will be voted in accordance with the specifications made by the undersigned stockholder. WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT AND AUTHORIZATION OF THE MERGER, AND THE PROXIES IDENTIFIED ABOVE WILL ACT WITH DISCRETIONARY AUTHORITY TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE.
                     (Continued and to be signed on reverse)
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                             SIMPLEX SOLUTIONS, INC.

  PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY:  /X/


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:



To adopt the Agreement and Plan of Merger, dated
as of April 24, 2002, by and among Cadence Design     For    Against    Abstain
Systems, Inc., Zodiac Acquisition, Inc., a            / /      / /        / /
wholly-owned subsidiary of Cadence, and Simplex
Solutions, Inc., and to authorize the merger as contemplated by the merger agreement.



WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND, WHETHER OR NOT DIRECTION IS MADE, WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                                  Dated:  _______________________________, 2002



________________________________________________________________________________
Signature

________________________________________________________________________________
Signature if held jointly

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                           -- FOLD AND DETACH HERE --

                          YOUR VOTE IS VERY IMPORTANT.

           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.